                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                HUNT CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[GRAPHIC OMITTED]



                                HUNT CORPORATION


                            -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be Held on April 18, 2001

                            -----------------------
To Our Shareholders:


     The Annual Meeting of Shareholders of Hunt Corporation will be held at 10:00 o'clock a.m. on April 18, 2001, on the 50th Floor, Furness Forum, Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania, for the following purposes:

       1. To elect three directors to serve for a three-year term;

       2. To vote on a proposal to ratify the appointment of independent accountants; and

       3. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on February 16, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope which requires no postage if mailed in the United States. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.



                                        By order of the Board of Directors,




                                        WILLIAM E. CHANDLER, Secretary



March 2, 2001

                               HUNT CORPORATION
                              One Commerce Square
                               2005 Market Street
                             Philadelphia, PA 19103

                            -----------------------
                                PROXY STATEMENT
                            -----------------------

     This proxy statement, which is being sent to shareholders on or about March 14, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Hunt Corporation (the "Company") for use at the forthcoming Annual Meeting of Shareholders (the "Meeting") to be held on April 18, 2001, and at any adjournments thereof.

     At the close of business on February 16, 2001, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, there were outstanding an aggregate of 8,886,099 of the Company's Common Shares.

Voting and Revocability of Proxies

     Each Common Share outstanding on the record date is entitled to one vote on all matters to come before the Meeting, except that shareholders have the right to cumulate their votes in the election of directors. This means that shareholders may multiply the number of votes to which they are entitled by the number of directors to be elected, and the whole number of such votes may be cast for one nominee or distributed among any two or more nominees. If you wish to cumulate your votes in this manner, you must clearly indicate on your proxy card your desire to cumulate and how many votes you wish to cast for each nominee.

     A majority of the Common Shares entitled to vote at the Meeting, represented in person or by proxy, constitutes a quorum. In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for approval of Proposal 2, assuming a quorum is present. Abstentions, the withholding of a vote, or the specific direction not to cast any vote on a specific matter, such as broker non-votes, will not constitute the casting of a vote on such matter.

     Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the three nominees for director, as provided under "Election of Directors" below (in equal amounts or cumulatively, as the persons voting the proxies may determine); FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year; and, to the extent permitted by the rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments. In the latter regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(i) which grants the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting of which the Company has not received notice at least 45 days before the anniversary of the date (March 8, 2000) on which the Company first mailed its proxy materials for the previous year's Annual Meeting. The Company has received no such notice with respect to the 2001 Annual Meeting. (See also "Additional Information -- Shareholder Proposals" below.)

                            1. ELECTION OF DIRECTORS

     The Restated Articles of Incorporation and By-laws of the Company presently provide that the number of directors shall be eleven, to be divided into three classes as nearly equal in number as possible. Roderic H. Ross, a director of the Company since 1978, is retiring from the Board of Directors (the "Board") at the expiration of his present term (i.e., on the date of the Meeting) in accordance with the Company's director retirement policy. In connection with his retirement, the Board has amended the Company's By-laws, effective on the date of the Meeting, to reduce the number of authorized directors from eleven to ten and, in order to make the number of directors in each of the three classes of directors as equal as possible, the Board has nominated Victoria B. Vallely, who is currently a member of the class whose terms expire at the 2002 Annual Meeting, to stand for reelection for a three-year term at the 2001 Annual Meeting. Therefore, if Mrs. Vallely is reelected at the 2001 Annual Meeting, she will become a member, along with the other two nominees, of the class of directors whose terms expire at the 2004 Annual Meeting. If she is not so reelected, she will continue to serve as a director in the class of directors whose terms expire in 2002.

     Accordingly, the Board has nominated, and recommends the election of, the following three persons to serve as directors of the Company until the 2004 Annual Meeting or until their successors are elected and have qualified:


William F. Hamilton, Ph.D.     Victoria B. Vallely     Mary R. (Nina) Henderson


     All the nominees are presently serving as directors of the Company, having previously been elected by the shareholders of the Company. Although the Board has no reason to believe any of the nominees will be unable to serve, if such should occur, your proxy will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board. However, your proxy will not be voted for the election of more than three directors.

     The following table sets forth, as of February 1, 2001, certain information with respect to each nominee for election as a director and each director whose term of office will continue after the Meeting:

                                                                              Present
                        Name, Age and                            Director      Term
                        Occupation(1)                              Since      Expires
                        -------------                           ----------   --------
Donald D. Belcher, 62                                              1997         2002
 Chairman and Chief Executive Officer of Banta Corporation,
 a printing and supply chain management company.

Ursula M. Burns, 42
 Corporate Senior Vice President, Corporate Strategic Services     1999         2003
 (since 2000) of Xerox Corporation, a document company.
 Previously, Senior Vice President, Worldwide Manufacturing
 and Supply Chain (1999); Vice President and General Manager,
 Departmental Business Unit (1997 -- 1999); and Vice President
 and General Manager, Workgroup Copier Business Unit (1995 --
 1997) of Xerox Corporation.

Jack Farber, 67                                                    1970         2003
 Chairman of the Board (and President until June 1999) of
 CSS Industries, Inc., a consumer products company.

William F. Hamilton, Ph.D., 61                                     1986         2001
 Landau Professor of Management and Technology, The
 Wharton School of the University of Pennsylvania. Director
 of Neose Technologies, Inc., Marlton Technologies, Inc. and
 Digital Lightwave, Inc.


                                                                              Present
                        Name, Age and                            Director      Term
                        Occupation(1)                              Since      Expires
                        -------------                           ----------   --------
Mary R. (Nina) Henderson, 50                                       1991         2001
 Former Corporate Vice President, Global Core Business
 Development of Bestfoods (until December 31, 2000), an
 international food company. Formerly Corporate Vice President and President, Bestfoods Grocery (1997-1999) and President,
 CPC Specialty Markets Group (1993-1997). Director of AXA
 Financial, Inc., The Equitable Life Assurance Society of the
 United States, and Pactiv Corporation (formerly Tenneco
 Packaging, Inc.).

Gordon A. MacInnes, 59(2)                                          1970         2003
 President and Chief Executive Officer, New Jersey Institute
 for School Innovation (since January 1999); Author and former
 New Jersey State Senator (1994-1998). Chairman of the Board
 of the Company (1995-1996).

Robert H. Rock, D.B.A., 50                                         1989         2002
 President of MLR Holdings, L.L.C., a publishing company
 which produces business publications, executive conferences and community newspapers. Director of Alberto-Culver
 Company and Quaker Chemical Co.

Donald L. Thompson, 59
 Chairman, President and Chief Executive Officer of the            1996         2003
 Company (since 1996). Previously, Group Vice President of
 the Office Products Business (1993-96) of Avery Dennison
 Corporation, an office products company.

Malcolm J. Thompson, Ph.D., 55
 President and Chief Executive Officer of Novalux, Inc., a         1998         2002
 fiber optics communications systems company. Previously
 President and Chief Executive Officer, dpiX Inc., a Xerox
 New Enterprise Company, a digital imaging company
 (1996-99) and Chief Technologist of Xerox PARC (1981-1996).
 Director of Photon Dynamics Inc.

Victoria B. Vallely, 50(2)                                         1976         2002
 Manager, Bartol Family Partnership, an investment
 partnership.

------------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.
(2) Mr. MacInnes is married to Ms. Vallely's sister. Both Mrs. MacInnes and Ms. Vallely are daughters of the late George E. Bartol III, a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company.

Information Concerning Meetings and Certain Committees

     The Board held five formal meetings during fiscal 2000. The Company has standing Audit, Compensation, and Nominating Committees of its Board. The Audit Committee members currently are Messrs. Farber, Hamilton and MacInnes. This Committee makes recommendations to the Board concerning the engagement, retention and discharge of independent accountants; reviews with members of the Company's management and internal auditors and with the Company's independent accountants the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls; and directs any investigations into matters within the scope of the foregoing duties. During fiscal 2000, the Audit Committee met five times. (See "Additional Information -- Audit Committee Report" herein and the Audit Committee Charter attached as an appendix to this proxy statement.) The Compensation Committee currently is composed of Messrs. Rock and Ross and Ms. Henderson. This Committee establishes the salaries of executive officers and makes recommendations to the Board regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. It also exercises administrative powers pursuant to certain of those plans. The Compensation Committee held four formal meetings during fiscal 2000. The members of the

Nominating Committee currently are Messrs. Belcher, MacInnes and Rock and Ms. Vallely. The primary purpose of this Committee, which held no meetings during fiscal 2000, is to identify and recommend to the Board qualified individuals to serve as directors of the Company. The Nominating Committee has not determined whether it will consider nominees recommended by shareholders.

     The Board also has an Executive Committee whose current members are Messrs. MacInnes, Farber, Rock and D. L. Thompson. The Executive Committee generally is empowered, subject to certain limitations, to exercise the authority of the Board between Board meetings. The Board also, from time to time, appoints special committees for specific purposes.

     During fiscal 2000, all directors attended in person or by conference telephone at least 75% of the aggregate of the total number of meetings of the Board and committees of the Board on which they served.

Compensation of Directors

     The non-employee directors of the Company participate in the Company's 1997 Non-Employee Director Compensation Plan. Pursuant to this plan, the Company pays annual directors' fees of $5,000 in cash and $12,000 in grants of Common Shares, plus cash of $1,000 for each Board meeting and $1,000 ($1,250 for committee chairpersons) for each committee meeting attended, to each of its non-employee directors. In addition, the plan provides for annual grants to each non-employee director of non-qualified stock options to purchase up to 2,000 Common Shares at the fair market value of such shares on the date of grant, such options to vest after two years (subject to possible acceleration) and to extend for ten years (subject to possible earlier termination). During fiscal 2000, options to purchase 2,000 Common Shares were granted pursuant to this plan to each of the ten non-employee directors at an exercise price of $10.125 per share. The exercise prices of options outstanding under this plan range from $23.22 to $9.16. As of February 1, 2001, no such options had been exercised. In addition, the Company reimburses directors for certain expenses incurred in attending Board and committee meetings. From time to time, the Company also compensates non-officer directors for special services but did not do so in fiscal 2000.

     The non-officer directors also participate in the 1994 Non-Employee Directors' Stock Option Plan which provides for one-time automatic grants of non-qualified options to purchase 5,000 Common Shares (at a per share price equal to the fair market value of a Common Share on the grant date of the option) on January 26, 1994 to each of the non-employee directors in office at that time, and to subsequent non-employee directors at the time of their election to the Board. Options granted under this plan extend for a term of ten years from the grant date (subject to earlier termination in certain circumstances) and become exercisable at the rate of 20% per year over five years from the grant date (subject to acceleration in certain circumstances). The options outstanding under this plan have exercise prices ranging from $18.6875 per share to $10.5625 per share. As of February 1, 2001, an aggregate of 3,000 options had been exercised under this plan.

           2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP ("PwC") served as the Company's independent accountants for fiscal 2000 and has been selected by the Board to serve in the same capacity for fiscal 2001. The shareholders will be asked to ratify this appointment at the Meeting.

PwC Fees

     Audit Fees. During fiscal 2000, the Company paid or accrued approximately $425,000 for professional services rendered by PwC in connection with their audit of the Company's annual consolidated financial statements for fiscal 2000, and with their quarterly reviews of the Company's condensed, consolidated financial statements included in the Company's Forms 10-Q for that year.

     Financial Information Systems Design and Implementation Fees. There were no professional services rendered by PwC to the Company in fiscal 2000 relating to financial information systems design and implementation.

     All Other Fees. The Company paid or accrued approximately $201,000 for all other services rendered by PwC during fiscal 2000, including audits of employee benefit plans. (See "Additional Information -- Audit Committee Report" below.)

     A representative of PwC is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

                                3. OTHER MATTERS

     The Board knows of no matters to be presented for action at the Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the SEC, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

Common Share Ownership by Certain Beneficial Owners and Management

     The following table sets forth, as of February 1, 2001, certain information concerning the beneficial ownership of Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of such shares, (ii) each director and nominee for director of the Company,
(iii) each of the executive officers of the Company named in the Summary Compensation table appearing later in this proxy statement, and (iv) all directors and executive officers of the Company as a group. Such information generally is based upon information provided to the Company by such persons.

                                                                    Common Shares           Percent
                  Name of Beneficial Owner                      Beneficially Owned(1)     of Class(1)
                  ------------------------                     -----------------------   ------------
Richard J. Bove Esq. .......................................         2,069,766(2)             23.3
 Bove & Associates
 2000 Market Street, 6th Floor
 Philadelphia, PA 19103
Dimensional Fund Advisors Inc. .............................           875,200(3)              9.9
 1299 Ocean Ave., 11th Floor
 Santa Monica, CA 09401
Reed Conner & Birdwell, Inc. ...............................           744,914(3)              8.4
 11111 Santa Monica Blvd., Ste. 1700
 Los Angeles, CA 90025
Paradigm Capital Management ................................           508,900(3)              5.7
 410 Park Ave., Ste. 163
 New York, NY 10022
Donald D. Belcher, director ................................            11,590(4)               *
Ursula M. Burns, director ..................................             3,806(4)               *
Jack Farber, director ......................................            25,750(4)               *
William F. Hamilton, director ..............................            15,290(4)(5)            *
Mary R. (Nina) Henderson, director .........................            12,190(4)               *
Gordon A. MacInnes, director ...............................           599,506(4)(6)           6.7
Robert H. Rock, director ...................................            12,090(4)               *
Roderic H. Ross, director ..................................            20,265(4)               *
Donald L. Thompson, director and executive officer .........           289,783(7)              3.2
Malcolm J. Thompson, director ..............................             5,227(4)               *
Victoria B. Vallely, director ..............................           110,523(4)(8)           1.2
John W. Carney, executive officer ..........................            75,174(9)               *
William E. Chandler, executive officer .....................           149,029(10)             1.7
James P. Machut, executive officer .........................            11,701(11)              *
W. Ernest Precious, executive officer ......................           113,295(12)             1.3
All current directors and executive officers as a group
 (17 persons) ..............................................         1,537,560(13)            16.1

------------
*Less than 1%

 (1) Except as otherwise indicated, the beneficial ownership of Common Shares reflected in this proxy statement is based upon sole voting and dispositive power with respect to such shares. Further, for the purposes of computing beneficial ownership and the percent of class of an individual, Common Shares which the individual has the right, upon exercise of options and in certain other circumstances, to acquire within 60 days, are deemed to be outstanding and beneficially owned by the individual.

 (2) Represents shares held by Mr. Bove as successor and sole trustee under four separate irrevocable trusts established by the late George E. Bartol III (a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company) for the benefit of Mr. Bartol's four adult daughters.

 (3) According to information set forth in its Schedule 13D or Schedule 13G filed with the SEC, this entity is a registered investment adviser.

 (4) Includes for the following named individuals, the following number of shares which he or she has the right to acquire by exercise of stock options under the non-employee director stock option and compensation plans: each of Messrs. Farber, Hamilton, MacInnes, Rock and Ross, Ms. Henderson and Mrs. Vallely -- 8,000 shares; Mr. Belcher -- 6,000 shares; Dr. M. L. Thompson -- 2,000 shares, and Ms. Burns -- 1,000 shares.

 (5) Includes 3,500 shares held jointly with his wife.

 (6) Includes 532,293 shares as to which Mr. MacInnes has shared voting and dispositive power as co-trustee (with Katherine B. Stenson-Lunt) of an irrevocable trust established by the late George E. Bartol III for the benefit of his grandchildren, and 49,686 shares held by Mr. MacInnes as custodian for his children. Does not include 159,840 shares beneficially owned by Mr. MacInnes' wife, the beneficial ownership of which shares is disclaimed by Mr. MacInnes. Mrs. Stenson-Lunt and Mrs. MacInnes are daughters of the late George E. Bartol III.

 (7) Includes 282,783 shares which Mr. Thompson has the right to acquire by exercise of stock options.

 (8) Includes 19,224 shares held jointly with her husband. Does not include an aggregate of 44,057 shares held by her husband as trustee or custodian for their children, the beneficial ownership of which shares is disclaimed by Ms. Vallely.

 (9) Includes 66,750 shares which Mr. Carney has the right to acquire by exercise of stock options. Does not include 9,000 shares held for his account in the Supplemental Executive Benefits Plan.

(10) Includes 83,545 shares which Mr. Chandler has the right to acquire by exercise of stock options.

(11) Includes 10,600 shares which Mr. Machut has the right to acquire by exercise of stock options.

(12) Includes 92,417 shares which Mr. Precious has the right to acquire by exercise of stock options. Does not include 12,000 shares held for his account in the Supplemental Executive Benefits Plan.

(13) Includes an aggregate of 680,285 shares which certain directors and current executive officers have the right to acquire by exercise of stock options. Does not include shares which are excluded in the notes above.

                            Audit Committee Report
                                  Fiscal 2000

     The Audit Committee of the Board of Directors (the "Committee") makes recommendations to the Board concerning the engagement, retention, and discharge of independent accountants; reviews with members of the Company's management and internal auditors and with the Company's independent accountants the plans and results of the auditing engagement, the Company's financial statements, and the adequacy of the Company's system of internal accounting controls; and directs any investigations into matters within the scope of the foregoing duties. The Committee is composed of three non-employee directors, who have been determined by the Board to be independent and, collectively, to possess the financial literacy and experience required by New York Stock Exchange rules. The Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached as an appendix to this proxy statement.

     Management is responsible for the preparation, integrity, and objectivity of the Company's financial statements, and the Company's independent accountants are responsible for auditing those financial statements. The Committee's responsibility is to oversee these processes. However, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

     In this context, the Committee held five meetings during fiscal 2000 and, among other things:

     o Reviewed and discussed the fiscal 2000 audited financial statements as well as other matters with the Company's management, internal auditors, and its independent accountants, PwC.

     o Discussed with the Company's independent accountants matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

     o Discussed with the Company's independent accountants their independence from the Company and received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1. When considering PwC's independence, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's financial statements was compatible with maintaining their independence. The Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

     Based on these reviews, meetings, discussions, and reports, and subject to the limitations on the Committee's role and responsibilities referred to above and as outlined in the Audit Committee Charter, the Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal 2000 be included in the Company's Annual Report on Form 10-K filed with the SEC. The Committee has also recommended the selection of the Company's independent accountants, and based on that recommendation, the Board has selected PwC as the Company's independent accountants for fiscal 2001, subject to shareholder ratification.

February 16, 2001                         Audit Committee:
                                            Jack Farber, Chairman
                                            William F. Hamilton
                                            Gordon A. MacInnes

                            Executive Compensation

Compensation Committee Fiscal 2000 Report on Executive Compensation

     The Company's Compensation Committee (the "Committee") is composed of three outside directors, none of whom has ever been an employee of the Company or any of its subsidiaries. The Committee makes recommendations to the full Board regarding the adoption, extension, amendment, and termination of the Company's compensation plans and also administers certain of these plans. The Committee also reviews in conjunction with the Company's Chairman, President and Chief Executive Officer (the "CEO") the performance of other executive officers and establishes the salaries of the CEO and other executive officers (subject to the terms of any employment agreements). The Committee has provided the following report on executive compensation:

     The Committee has been guided by the following executive compensation philosophy of the Company:

       1. Align the interests of shareholders and management through a compensation program that provides a substantial proportion of executive officers' total compensation in the form of Company shares and options.

       2. Make a significant portion of total compensation for executive officers contingent upon the attainment of demanding performance goals that support growth in the Company's share value over time.

       3. Balance the objectives of short-term earnings increases and investment in the long-term financial health of the Company with an incentive compensation program that rewards improved profit performance with annual cash bonuses and stimulates a long-term perspective through the granting of options to purchase Common Shares of the Company.

       4. Enable the Company to attract and retain superior management by providing a very competitive total compensation package.

     Executive compensation consists primarily of three components: base salary, incentive compensation, and stock options/stock grants.

Base Salary

     The Company's policy generally has been to set base salaries for each executive officer position at a level up to the fiftieth percentile when compared to compensation survey data available for equivalent positions with other industrial, bonus-paying employers. If performance objectives for annual incentive and long-term goals are met, total direct compensation may reach the seventy-fifth percentile of compensation for equivalent positions with other industrial employers of comparable size. The Company uses compensation studies, surveys and outside consultants to monitor the Company's competitive executive compensation position and to recommend salary ranges and compensation changes to the Committee. These studies may include but are not limited to the peer group of companies used for the Shareholder Return Performance Graph herein.

     The performance reviews of the executive officers other than the CEO are conducted by the CEO, and the results of such reviews are reported to the Committee by the CEO. The performance of the CEO is reviewed by the Committee and the Board. The Committee adjusts executive officers' salaries with input from the CEO based on the quality of their individual performance and the relationship of their salary to their established salary range. Merit increases in the form of a one-time payment (as distinct from the annual bonuses) are granted under certain circumstances; however, no such merit increases were granted during fiscal 2000.

     The base salary of the CEO presently is set at $472,500 per year, subject to adjustment, by his employment agreement. Adjustments to the base salary of the CEO are governed by the same factors as other executive officers but also specifically take into account the Company's current financial performance (as measured by earnings, balance sheet strength, and overall financial soundness) and the extent to which the CEO is successful in establishing a vision and strategic plan for the Company and implementing that plan over time. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating management colleagues, and representing the Company and its values to internal and external constituencies. These factors are largely subjective in nature and are not specifically weighted.

Incentive Compensation

     The Company's incentive compensation program as in effect during fiscal 2000 had only an annual component. Under the annual program, bonuses are based on achievement of a specific corporate earnings per share threshold which is established by the Committee with reference to the Company's prior year's results and management's budget for the 2000 fiscal year, achievement of specific business unit revenue and operating margin, and achievement of certain objectives for each individual executive. The maximum potential annual bonus award for executive officers, including the CEO, for fiscal 2000 is up to 70% of base salary. However, no annual bonus was earned by or paid to the executive officers for fiscal 2000.

Stock Options/Stock Grants

     The Company's 1993 Stock Option and Stock Grant Plan provides for grants by the Compensation Committee of incentive and/or non-qualified stock options, as well as grants of stock, to executive officers and others, thus tying a portion of executive compensation directly to the performance of the Company stock. The exercise price of the stock options under the Plan (and predecessor option plans) may not be less than 100% of the fair market value of the Company's stock on the date of grant. Stock options become exercisable at least one year (usual practice has been two years) from the date of grant, subject to possible acceleration in certain circumstances, and usually expire ten years following the date of grant. Executive officers typically have been granted stock options each year for a number of shares, the market value of which shares on the date of grant has been in a range of 75% to 125% of the executive officer's base salary. However, in fiscal 1997, the Committee granted three years' worth of options to executive officers, other than the CEO, (which were intended to be largely in lieu of grants to them during the next three fiscal years), in order to compensate the executive officers for their efforts related to the Company's restructuring and as part of the Committee's intention to have a greater portion of executive officers' total compensation be based on stock options. The CEO received options in fiscal 1998 and 1997 pursuant to his employment agreement. In fiscal 2000, the Committee resumed granting options, as reflected in the Option/SAR Grants in Fiscal 2000 table below.

     The amendment to the CEO's Employment Agreement described in footnote (3) to the Aggregate Option/SAR Exercises in Fiscal 2000 and Fiscal Year-End Option/SAR Values table below, which essentially replaced the CEO's phantom stock/SARs with a capped deferred cash account, was entered into at the request of the Compensation Committee in order to avoid a potential adverse accounting impact on the Company's future earnings which the CEO's phantom stock/SARs might have had.

     The Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

February 16, 2001              Compensation Committee:
                                   Robert H. Rock, Chairman
                                   Mary R. (Nina) Henderson
                                   Roderic H. Ross

Summary Compensation Table

     The following table sets forth certain information concerning the annual and long-term compensation paid or accrued to or for: (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries during fiscal years 2000, 1999 and 1998:

                                                                                         Long-Term Compensation
                                                                                       ---------------------------
                                                     Annual Compensation                         Awards
                                          ------------------------------------------   ---------------------------
                                                                             Other                     Securities     All Other
                                                                             Annual     Restricted     Underlying      Compen-
                Name and                                         Bonus      Compen-        Stock        Options/       sation
           Principal Position              Year      Salary       (1)        sation       Awards        SARs (2)         (3)
---------------------------------------   ------   ---------   ---------   ---------   ------------   ------------   ----------
                                                      ($)         ($)         ($)           ($)            (#)           ($)
                                                   ---------   ---------   ---------   ------------   ------------   ----------
Donald L. Thompson                        2000     472,500          --        --           --           205,000         9,858
Chairman of the Board,                    1999     450,000          --        --           --                --         7,637
President and Chief Executive Officer     1998     453,462          --        --           --            45,283        10,478

William E. Chandler                       2000     236,477          --        --           --            19,300         4,542
Senior Vice President, Finance;           1999     225,216      25,000        --           --                --         4,014
Chief Financial Officer and Secretary     1998     218,537          --        --           --                --         5,641

W. Ernest Precious                        2000     215,359          --        --           --            15,000         3,784
Executive Vice President,                 1999     215,359      21,967        --           --                --         3,882
Corporate Development                     1998     217,016          --        --           --                --         5,532

John W. Carney                            2000     190,000          --        --           --            16,300         3,150
Vice President,                           1999     190,000      19,000        --           --                --         2,978
Chief Administrative Officer              1998     174,636          --        --           --                --         3,500

James P. Machut(4)                        2000     195,300          --        --           --            16,000         3,447
Vice President, Operations                1999     186,000      18,600        --           --                --         3,102
Supply Chain Logistics Worldwide          1998     161,325          --        --           --                --         3,115

------------
(1) Represents annual bonuses awarded under the Company's Incentive Compensation Program for the respective fiscal years, unless otherwise indicated. No bonus was earned under that program in fiscal 2000, 1999, and 1998. However, the Board authorized a discretionary special cash award for fiscal 1999 payable to employees and executive officers, other than Mr. Thompson, in recognition of the substantial progress of the Company's business in fiscal 1999.

(2) Represents shares underlying stock options granted during the indicated year unless otherwise indicated.

(3) Includes contributions made by the Company under its 401(k) Savings Plan, its Supplemental Executive Benefits Plan (see "Pension Plans" below) and premiums paid by the Company for group term life insurance coverage, unless otherwise indicated. Does not include contributions made by the Company with respect to the Pension Plan.

(4) Mr. Machut was elected an executive officer of the Company in December
    1999.

Stock Option/SAR Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers during fiscal 2000 and unexercised stock options held by them at the end of fiscal 2000. No SARs were granted in fiscal 2000.

                       Option/SAR Grants in Fiscal 2000

                                                        Individual Grants
------------------------------------------------------------------------------------------------------------------------
                                  Number of     Percentage of                                                 Option
                                   Shares       Total Options     Exercise       Market                       Grant
                                 Underlying       Granted to       or Base      Price at                       Date
                                   Options       Employees in       Price      Grant Date     Expiration     Value(2)
Name                             Granted(1)      Fiscal 2000       ($/sh)        ($/sh)         Date(1)        ($)
------------------------------------------------------------------------------------------------------------------------
Donald L. Thompson ..........     175,000(3)        36%            9.688        9.688           6/28/10      314,983
Donald L. Thompson ..........      30,000            6%            8.750        8.750          12/16/09       55,917
William E. Chandler .........      19,300            4%            8.750        8.750          12/16/09       35,973
W. Ernest Precious ..........      15,000            3%            8.750        8.750          12/16/09       27,959
John W. Carney ..............      16,300            3%            8.750        8.750          12/16/09       30,382
James P. Machut .............      16,000            3%            8.750        8.750          12/16/09       29,822

------------
(1) All options were granted at fair market value under the Company's 1993 Stock Option and Stock Grant Plan. The option for 175,000 shares was granted to Mr. Thompson on June 28, 2000 and becomes exercisable one year from the date of grant. All the other options reflected in this table were granted on December 16, 1999 and become exercisable two years from the date of grant. All options are subject to possible acceleration and early termination in certain circumstances.

(2) Based on the modified Black-Scholes extended binomial option valuation model adapted for use in valuing executive stock options. The estimated value under this model assumes: (i) an expected option term equal to the vesting period plus two years, which represents the assumed average period from grant date of option to their exercise date, (ii) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to that of the adjusted option term, (iii) volatility calculated using monthly stock prices for the three years prior to the grant date, and (iv) dividends at a rate of 4.5% based on the average dividends paid over the ten-year period prior to the grant date. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the model.

(3) See "Compensation Committee Fiscal 2000 Report - Stock Options/Stock Grants" for further information concerning the stock option grant to Mr. Thompson.

                 Aggregate Option/SAR Exercises in Fiscal 2000
                     and Fiscal Year-End Option/SAR Values

                                                                    Number of Shares                Value of Unexercised
                                                                 Underlying Unexercised          In-the-Money Options/SARs
                                    Shares                       Options/SARs at FY-End                 at FY-End(2)
                                 Acquired on       Value     -------------------------------   ------------------------------
                                 Exercise(1)     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
             Name                    (#)            ($)           (#)              (#)              ($)              ($)
-----------------------------------------------------------------------------------------------------------------------------
Donald L. Thompson ..........        --            (3)            --               --               --               --
Donald L. Thompson ..........        --            --           282,783          205,000            --               --
William E. Chandler .........        --            --            83,545           19,300            --               --
W. Ernest Precious ..........        --            --            92,417           15,000            --               --
John W. Carney ..............        --            --            66,760           16,300            --               --
James P. Machut .............        --            --            10,600           16,000            --               --

------------
(1) The information presented in this table is with respect to options, unless otherwise noted. All options reflected in this table were granted at fair market value under the Company's 1983 or 1993 Stock Option and Stock Grant Plans.

(2) The value of options is calculated by subtracting the exercise price from the fair market value of the securities underlying the options at December 3, 2000.

(3) On June 1, 1996 175,000 shares of phantom stock/SARs were granted to Mr. Thompson pursuant to the terms of his employment agreement. These phantom shares/SARs vested at the rate of 25% per year commencing December 1, 1996. The fair market value of the 43,750 shares of phantom stock/SARs that vested on December 1, 1999 (which was during fiscal 2000) was $352,756 on that date, at which point the phantom shares/SARs were fully vested. On June 28, 2000, the Company amended Mr. Thompson's agreement to replace the phantom stock/SARs with a deferred cash account with an opening balance equal to the closing value of Mr. Thompson's phantom stock account on June 28, 2000, which was the fair market value of a share of the Company's common stock on such date ($9.6875), multiplied by 175,000, the number of Mr. Thompson's phantom shares/SARs. Prior to Mr. Thompson's termination of employment, the amount in this deferred cash account will be decreased by $175,000 for each $1.00 decline in the price of the Company's common stock below the $9.6875 stock value at June 28, 2000 and will be subsequently increased by $175,000 for each $1.00 increase in the price of the Company's common stock up to, but not in excess of, the $9.6875 stock value. Thus, the amount of Mr. Thompson's deferred cash account is effectively capped at the value of his phantom shares/SARs at June 28, 2000. Mr. Thompson will, however, continue to be credited with dividend amounts as if he were still credited with the 175,000 phantom shares/SARs. Also on June 28, 2000 Mr. Thompson was granted an option to purchase 175,000 shares as reflected in the Stock Option/SAR Grants in Fiscal 2000 table above.

Pension Plans

     The following table sets forth the estimated annual retirement benefits payable under the Company's Pension Plan and the retirement benefits portion of the Supplemental Executive Benefits Plan (the "Supplemental Plan") to participants in both Plans, assuming they retired at age 65 in fiscal 2001 with the indicated levels of compensation and years of benefit service:

                                                  Years of Service
              -----------------------------------------------------------------------------------------
Remun-
eration           10           15           20           25           30           35        40 or More
-----------   ----------   ----------   ----------   ----------   ----------   ----------   -----------
$100,000       $ 20,000     $ 30,000     $ 40,000     $ 50,000     $ 55,000     $ 60,000      $ 60,000
 150,000       $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 82,500     $ 90,000      $ 90,000
 200,000       $ 40,000     $ 60,000     $ 80,000     $100,000     $110,000     $120,000      $120,000
 250,000       $ 50,000     $ 75,000     $100,000     $125,000     $137,500     $150,000      $150,000
 300,000       $ 60,000     $ 90,000     $120,000     $150,000     $165,000     $180,000      $180,000
 350,000       $ 70,000     $105,000     $140,000     $175,000     $192,500     $210,000      $210,000
 400,000       $ 80,000     $120,000     $160,000     $200,000     $220,000     $240,000      $240,000
 450,000       $ 90,000     $135,000     $180,000     $225,000     $247,500     $270,000      $270,000
 500,000       $100,000     $150,000     $200,000     $250,000     $275,000     $300,000      $300,000
 550,000       $110,000     $165,000     $220,000     $275,000     $302,500     $330,000      $330,000
 600,000       $120,000     $180,000     $240,000     $300,000     $330,000     $360,000      $360,000
 650,000       $130,000     $195,000     $260,000     $325,000     $357,500     $390,000      $390,000
 700,000       $140,000     $210,000     $280,000     $350,000     $385,000     $420,000      $420,000
 750,000       $150,000     $225,000     $300,000     $375,000     $412,500     $450,000      $450,000
 800,000       $160,000     $240,000     $320,000     $400,000     $440,000     $480,000      $480,000

------------
(1) Benefits shall be paid under the Supplemental Plan to the extent not payable under the Pension Plan.

     As used in the above table, the term, "Remuneration" means covered compensation (as defined below) averaged over a participant's highest five consecutive calendar years out of the last ten calendar years of employment, or if the participant has been employed fewer than 5 years, the average over the total months of employment. Covered compensation essentially means wages or salary, bonus, salary reductions elected under the Company's Savings Plans, and any cash awards under the Company's 1988 Long-Term Incentive Compensation Plan (which terminated in 1996), except that, for the purposes of determining Remuneration under the Pension Plan, but not the Supplemental Plan, only covered compensation not in excess of limitations imposed by the Internal Revenue Code ($170,000 for the Plan year which began October 1, 2000) may be taken into account. The covered compensation of the Named Officers for fiscal 2000 was as follows: Mr. Thompson -- $479,458; Mr. Chandler -- $240,367; Mr. Precious -- $218,590; Mr. Carney -- $192,850; and Mr. Machut -- $198,487.

     The approximate present years of benefit service for the Named Officers are as follows: Mr. Thompson -- 5 years; Mr. Chandler -- 8 years; Mr. Precious -- 23 years; Mr. Carney -- 16 years; and Mr. Machut -- 8 years. For purposes of calculating benefits, a participant may not be credited with more than 40 years of service under the Pension Plan or 35 years of service under the retirement benefits portion of the Supplemental Plan.

     Retirement benefits shown in the above table have been computed on a single-life annuity basis and are not subject to any deduction for Social Security or other offset amount.

     The Pension Plan generally covers employees (including executive officers but excluding certain non-resident aliens) who are not covered by a collective bargaining agreement. The Supplemental Plan provides supplemental benefits only to executive officers and other officers. The Supplemental Plan has an elective salary deferral feature with a Company matching contribution of 25% of an officer's elective deferral but not to exceed 6% of the officer's compensation. The Company made matching contributions to this portion of the Supplemental Plan for the Named Officers of $20,115 in fiscal 2000. In addition, the Company makes basic contributions equal to the amount that would have been contributed under the Hunt Corporation Savings Plan but for the $170,000 limit previously discussed. In fiscal 2000, this amount totaled $4,666 for all the Named Officers.

Employment and Severance Agreements and Arrangements

     In connection with his hiring as Chairman, President and Chief Executive Officer by the Company in 1996, Donald L. Thompson and the Company entered into an employment agreement for an initial term ending May 31, 1998 and continuing thereafter from year to year until Mr. Thompson reaches the age of 65 or until earlier terminated by either party. The agreement provided for an initial annual base salary of $450,000 (subject to periodic review and possible increase by the Compensation Committee), plus an annual incentive bonus under the Company's incentive compensation program of up to a maximum of 70% of base salary. Pursuant to the agreement, Mr. Thompson was granted at the time his employment commenced: (i) stock options under the Company's 1993 Stock Option and Stock Grant Plan for 175,000 Common Shares, and (ii) 175,000 shares of phantom stock/SARs. He also is entitled to receive additional annual option grants of a value of up to 21/2% of his base salary under some circumstances. The agreement further entitles him to participate in most of the Company's benefit plans and programs for executives. (See the Summary Compensation, the Stock Option/SAR Grants in Fiscal 2000 and the Option/SAR Exercises in Fiscal 2000 tables and notes thereto above for further information concerning Mr. Thompson's compensation and benefits and the amendment of his agreement in fiscal 2000.)

     In the event of termination of his employment with the Company, Mr. Thompson's entitlement to severance compensation and benefits varies depending upon the circumstances and timing of such termination. If his employment were terminated by reason of his death or disability, by the Company without cause, or by him because of a material reduction in his authority or duties, he would be entitled under the agreement to continuation of his base salary, bonus and benefits for periods of from six months to two years following termination of employment, and there would be acceleration of the vesting of certain of his benefits. Should there be a change in control of the Company (as defined in the agreement) and a termination of his employment within two years thereafter, his entitlement to severance compensation and benefits under the agreement would be essentially as provided in the change in control agreements with other executive officers discussed in the following paragraph, except that: (i) his severance allowance generally would be equal to 2.99 times his recent annual cash compensation; and (ii) his life and health insurance plans and certain other benefits would continue for up to three years.

     Since 1990 the Company has had change in control agreements with executive officers, as well as with other officers and certain key employees. These agreements currently extend through December 31, 2004. Under the agreements with executive officers, in the event of a change in control (as defined in the agreements) of the Company, the agreements would become effective and would provide for the executive officers' continued employment by the Company, generally for a period of two years following the change in control and generally at not less than their recent compensation and benefit levels. If within such two-year period an executive officer's employment is terminated by the Company without cause or if such executive officer resigns in certain specified circumstances, then the executive officer generally is entitled to the payment of a severance allowance equal to approximately twice his or her recent annual cash compensation level (including cash amounts earned under incentive compensation plans) and to the continuation of life and health insurance plans and certain other benefits for up to two years following such termination of employment. Mr. Thompson does not have a separate change in control agreement, but his employment agreement contains similar provisions, as described in the preceding paragraph.

     The Company also currently has a severance policy covering executive officers and certain other officers. Under this plan, executive officers who are not covered by employment agreements may be entitled, subject to certain conditions, to continue to receive their base salaries, plus medical, life insurance and certain other benefits, for varying periods up to 24 months following termination of their employment with the Company other than by reason of voluntary resignation, retirement, death, disability or cause. However, to the extent termination benefits under the change in control agreements described above are payable to an executive officer, such benefits reduce any salary continuation benefits to which the executive officer would be entitled under this severance plan.

Certain Fiscal 2001 Stock Option and Grant Activity

     In January of fiscal 2001, the Compensation Committee approved a retention and incentive program for the Company's six executive officers (other than Donald L. Thompson, the Chairman, President and Chief Executive Officer) and for two other non-executive officers of the Company. Pursuant to this program, the Committee made an aggregate of 199,311 stock grants under the Company's 1993 Stock Option and Stock Grant Plan, of which 82,639 grants were to the Named Officers (other than Mr. Thompson) and 149,380 grants were to all executive officers as a group (six in number). The stock grants vest in five years, subject to earlier vesting if specified profit before taxes levels are attained by the Company, and in certain other circumstances, including a change in control of the Company. Further, the change in control agreements of the participants were amended, primarily to provide for lump sum rather than installment payouts of compensation in the event of covered terminations of their employment following a change in control of the Company. The participants also agreed to return to the Company an aggregate of 454,000 stock options with exercise prices of $18.625 per share expiring in April 2007, of which options 365,000 were returned by the Named Officers (other than Mr. Thompson) and the remainder by one other executive officer. The mean price of the Company's shares on the New York Stock Exchange on the date of the stock grants was $5.065 per share. The Compensation Committee and the full Board believe that this retention and incentive program was and is essential in order to help retain and provide incentive to the executive and other officer participants who are important to the Company's continuing efforts to improve its performance and increase shareholder value.

                      Shareholder Return Performance Graph
     The following graph and chart provide an indicator of cumulative total shareholder returns for the Company as compared with the Russell 2000 Index ("the Russell 2000") and a Peer Group Index.(1)


[GRAPHIC OMITTED]

                                                  Cumulative Total Return
                     ----------------------------------------------------------------------------------
                        12/1/95       11/29/96       11/28/97       11/27/98     11/28/99      12/3/00
HUNT CORPORATION       $100.00        $121.32        $150.95        $ 92.20      $ 64.44       $ 31.85
RUSSELL 2000           $100.00        $115.18        $143.22        $135.16      $156.32       $157.54
PEER GROUP             $100.00        $104.15        $118.83        $118.93      $ 95.09       $ 52.85

------------
     The above graph and chart assume that the value of the investment in Hunt Corporation, the Russell 2000 Index companies and the Peer Group Index companies was $100 on December 1, 1995, and that all dividends were reinvested. The performance as reported above provides no assurances that this performance will continue in the future.

     The closing price of a common share of the Company on the New York Stock Exchange on December 3, 2000 was $4.06. On March 2, 2001, such closing price was $7.10.
------------
(1) The Peer Group is comprised of A. T. Cross Company; Dixon Ticonderoga Company; Paris Corporation; Fibermark, Inc.; General Binding Corporation; Nashua Corporation and Workflow Management, Inc. Two companies previously included in the Peer Group, American Business Products, Inc. and Pentech International, Inc., have been deleted from the Peer Group because they have been acquired by other companies, and their stock is no longer traded. Although none of the companies in the Peer Group is directly comparable with the Company in terms of all businesses engaged in, there are similarities in respect to certain products offered, specific lines of business and/or channels of distribution. For purposes of the Peer Group Index, companies have been weighted based upon their relative market capitalizations as of the beginning of each period for which a return is indicated.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other holders of such shares (collectively, "Covered Persons"), to file with the SEC and the New York Stock Exchange, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) reports required to be filed by Covered Persons were filed on a timely basis in fiscal 2000, except as follows: James P. Machut inadvertently was late in filing a Form 3 indicating his initial ownership of Common Shares when he was elected an executive officer of the Company.

                            Solicitation of Proxies

     The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specially compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

                             Shareholder Proposals

     In order to be eligible for inclusion in the Company's proxy materials for the 2002 Annual Meeting, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than November 15, 2001.

     In addition, the Company's By-laws require that in order for a shareholder of the Company to nominate a person or persons for election as a director of the Company and/or to make other proposals for action at any annual or special meeting of shareholders, specified advance written notice of such nomination or proposal must be given by such shareholder to the Secretary of the Company. Generally, such advance notice must be received by the Company, in the case of an Annual Meeting, not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the previous year's Annual Meeting. However, in the case of the 2001 Annual Meeting only, such notice must have been received by February 15, 2001. The Company has received no such advance notices with respect to the 2001 Annual Meeting.

                                 Miscellaneous

     This proxy statement is being sent to shareholders enclosed in a document which also contains a letter to shareholders from the Chairman, President and Chief Executive Officer of the Company, the Company's 2000 Annual Report on Form 10-K, and certain other shareholder information. The letter to shareholders, the Form 10-K and the other shareholder information, together, constitute the Company's Annual Report to Shareholders and are not to be regarded as proxy solicitation material.

     The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2000. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary of the Company at the offices of the Company set forth on page 1 of this proxy statement.

                               By order of the Board of Directors,



                               WILLIAM E. CHANDLER, Secretary

March 2, 2001

                                   APPENDIX

                               HUNT CORPORATION
                            Audit Committee Charter

Purpose

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Hunt Corporation (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the Company's systems of internal account and financial controls, the internal audit function and the annual independent audit of the Company's financial statements, and of Company's legal compliance with the Company's Code of Conduct and other ethics programs and policies as may be established by management and/or the Board. The Committee also shall assist the Board in such other matters as may be appropriately delegated to the Committee by the Board from time to time.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts to assist the Committee in fulfilling its role. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of its charter on an annual basis.

Composition

     The Committee shall consist of not less than three members of the Board, and the Committee's composition shall comply with the applicable rules and requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") relating to audit committees.

     Accordingly, within the time frames mandated by the applicable rules and requirements of the SEC and NYSE, all of the members of the Committee shall be directors:

   1. who have no relationship that may interfere with the exercise of their independence from management and the Company; and

   2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise.

Responsibilities and Processes

     The Committee's role is one of oversight. The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that the Company's financial management, including the Company's internal audit staff, as well as the independent auditors, have more time and knowledge and more detailed information concerning the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certificate as to the independent auditors' work.

     The following shall be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide, with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

     o The Committee generally shall endeavor to help set the overall "tone" for quality financial reporting, sound business risk practices and ethical behavior by the Company.


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     o The Committee shall review with management and the independent auditors prior to release to the public the audited financial statements to be included in the Company's annual report on Form 10-K (or in the annual report to shareholders if distributed prior to the filing of Form 10-K), and shall review and consider with the independent auditors the results of their audit and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     o As a whole, or through the Committee chair, the Committee shall review with management and the independent auditors prior to release to the public the Company's interim financial results to be included in the Company's quarterly reports on Form 1O-Q, and shall review and consider with the independent auditors the matters required to be discussed by SAS No. 71.

     o The Committee shall review with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the quality, adequacy and degree of aggressiveness or conservatism of the accounting principles and estimates used or proposed to be used by the Company.

     o The Committee shall: request from the independent auditors annually a formal written statement delineating all relationships between such auditors and the Company consistent with Independence Standards Board Standard No. 1; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     o The Committee shall review with the independent auditors the scope of their annual audit and their fees for audit and non-audit services.

     o The Committee (and the Board) shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditors.

     o The Committee shall review with management, the internal auditors and the independent auditors the effectiveness of the Company's internal audit function, including the adequacy of the Internal Audit Department's staffing, the degree of its independence and its access to and cooperation from the highest levels of management in the performance of its duties.

     o The Committee shall prepare or cause to be prepared for inclusion in the Company's proxy statements the Audit Committee report when and as required by applicable SEC rules.

   o The Committee shall report to the Board periodically concerning the material activities of the Committee.


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                        Please sign, date and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                HUNT CORPORATION

                                 April 18, 2001

                Please Detach and Mail in the Envelope Provided

A /X/ Please mark your
      votes as in this
      example.

                   AUTHORITY GRANTED
                 to vote for all nominees
                 (except as marked to the               AUTHORITY
                     contrary below)                     WITHHELD

(1) ELECTION OF         /     /                         /     /
    DIRECTORS

If you wish to withhold authority to vote for one or more but less than all of the nominees named at right, or to cumulate your votes for any such nominee(s), so indicate on the line provided below.

_______________________________________________________________________________

Nominees:
   William F. Hamilton, Ph.D.
   Mary R. (Nina) Henderson
   Victoria B. Vallely

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for fiscal 2001;

                  FOR          AGAINST           ABSTAIN
                  /  /           /  /             /   /

(3) and, to the extent permitted by the Rules of the Securities and Exchange Commission, upon such other matters as may properly come before the meeting and any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no contrary direction is made, this proxy will be voted FOR the nominees listed in Item 1 at left (in equal amounts or cumulatively, as the proxies may determine) or, if any such nominee(s) should be unable to serve, for such other person(s) as may be recommended by the Board of Directors; FOR the proposal set forth in Item 2 and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.


Signature__________________________________ DATED_______________ , 2001

Signature__________________________________ DATED_______________ , 2001
            (Signature if held jointly)

Note: Please date and sign exactly as your name appears herein. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc. give full title.

                                HUNT CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 18, 2001

     The undersigned hereby appoint(s) Donald L. Thompson and William E. Chandler, or either of them, with full power of substitution, proxies to vote, as designated on the reverse side of this proxy card, all the Common Shares of Hunt Corporation held of record by the undersigned on February 16, 2001, at the Annual Meeting of Shareholders to be held on April 18, 2001, and at any adjournments thereof.

             (Continued, and to be dated and signed, on other side)